Exhibit 3.1

ARTICLES OF AMENDMENT

AMENDING

SERIES E CONVERTIBLE PREFERRED STOCK

OF

EMPIRE FINANCIAL HOLDING COMPANY

PURSUANT TO SECTION 607.0602 OF THE

FLORIDA BUSINESS COMPANY LAW

EMPIRE FINANCIAL HOLDING COMPANY, a Company organized and existing under Florida Business Company Act (hereinafter called the “Company”), in accordance with the provisions of Section 607.0602 thereof, DOES HEREBY CERTIFY:

FIRST:             The following Articles of Amendment were adopted at a meeting of the Board of Directors on December 15, 2005 in the manner prescribed by Section 607.1002 of the Florida Business Company Act. Shareholder action was not required.

SECOND:         That pursuant to the authority vested in the Board of Directors in accordance with the provisions of the Articles of Incorporation of the Company (the “Articles of Incorporation”), the said Board of Directors on December 15, 2005 adopted the following resolution to increase the maximum number of shares of the Company’s Series E Convertible Preferred Stock, $.01 par value per share:

RESOLVED, that pursuant to the authority vested in the Board of Directors of this Company (the “Board”) in accordance with the provisions of its Articles of Incorporation, the following amendment to the Company’s Series E Convertible Preferred Stock be and it hereby is made:

Series E Convertible Preferred Stock

The second sentence of the first paragraph (Designation, Amount and Par Value) of the articles of amendment designating the Series E Convertible Preferred Stock of the Company is amended so as to read in its entirety:

“The maximum number of shares of the E Preferred Stock authorized by this resolution shall be 13,333.”

THIRD:             Except as hereby amended, the Articles of Incorporation of the Company shall remain the same.

FOURTH:        The effective date of this amendment shall be upon the filing of these Articles of Amendment.

IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment to the Articles of Incorporation of EMPIRE FINANCIAL HOLDING COMPANY as of this 21st day of February, 2006.

EMPIRE FINANCIAL HOLDING COMPANY

By:	/s/ Steven Rabinovici
Steven Rabinovici
Chairman